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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                       ----------------------------------

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
 ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 Delaware                                 13-2740599
                 --------                                 ----------
(State of incorporation or organization)       (IRS employer identification no.)

         World Financial Center                              10281
              North Tower                                    -----
           250 Vesey Street                                (zip code)
          New York, New York
          ------------------
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be so        Name of each exchange on which each
              registered                      class is to be registered
              ----------                      -------------------------

        Medium-Term Notes, Series B            American Stock Exchange
        1% Callable and Exchangeable
        Stock-Linked Notes due
        April 19, 2004 (Linked to the
        performance of the Common Stock of
        GTE Corp.)
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-59997 (if applicable).

                                       1
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Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrant's Securities to be Registered.

The description of the general terms and provisions of the Medium-Term Notes, Series B 1% Callable and Exchangeable Stock-Linked Notes due April 19, 2004 (Linked to the performance of the Common Stock of GTE Corp.) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated April 12, 1999, the Prospectus Supplement and Prospectus dated July 30, 1998, attached hereto as Exhibit 99(a), are hereby incorporated by reference.

Item 2.  Exhibits.

     99(a) Pricing Supplement dated April 12, 1999, Prospectus Supplement dated February 17, 1999 and Prospectus dated July 30, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

     99(b) Form of Note for Series B 1% Callable and Exchangeable Stock-Linked Notes due April 19, 2004 (Linked to the performance of the Common Stock of GTE Corp.).

     99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993.*

     99(d) Copy of First Supplemental Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of June 1, 1998.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997).

                                       2
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH & CO., INC.

                                    By:     /s/ Lawrence M. Egan, Jr.
                                           -------------------------
                                             Lawrence M. Egan, Jr.
                                              Assistant Secretary

April 16, 1999

                                       3
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                               INDEX TO EXHIBITS

Exhibit No.                                                                             Page No.
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
99(a)     Pricing Supplement dated April 12, 1999, Prospectus Supplement dated
          February 17, 1999 and Prospectus dated July 30, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule
          424(b)).

99(b)     Form of Note for Series B 1% Callable and Exchangeable Stock-Linked
          Notes due April 19, 2004 (Linked to the performance of the Common
          Stock of GTE Corp.).

99(c)     Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase
          Manhattan Bank dated as of October 1, 1993.*

99(d)     Copy of First Supplemental Indenture between Merrill Lynch & Co.,
          Inc. and The Chase Manhattan Bank dated as of June 1, 1998.*


* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997).